Richardson Electronics, Ltd. 8-K/A

Exhibit 99.2

Richardson Electronics, Ltd.

Unaudited Pro Forma Condensed Combined Financial Information

In thousands, except share data

On June 15, 2015, Richardson Electronics, Ltd (“the Company”) acquired certain assets of International Medical Equipment and Services, Inc. (“IMES”), pursuant to the terms of the Purchase Agreement (“Agreement”).

IMES, based in South Carolina, provides reliable, cost-saving solutions worldwide for major brands of CT and MRI equipment. This acquisition positions Richardson Healthcare to provide cost effective diagnostic imaging replacement parts and training to hospitals, diagnostic imaging centers, medical institutions, and independent service organizations. IMES offers an extensive selection of replacement parts, as well as an interactive training center, on-site test bays and experienced technicians who provide 24/7 customer support. Replacement parts are readily available and triple tested to provide peace of mind when uptime is critical. IMES core operations will remain in South Carolina. Richardson Healthcare will expand IMES' replacement parts and training offerings geographically leveraging the Company’s global infrastructure.

The consideration paid by the Company to IMES at closing was $12.2 million in cash. This includes the purchase of inventory, receivables, fixed assets, and certain other assets of the company. The Company did not acquire any liabilities of IMES. The total consideration paid excludes transaction costs and is subject to post-close adjustments.

In connection with the Agreement, the Company also entered into an Employment, Non-Disclosure, and Non-Compete Agreement (“Employment Agreement”) with Lee A. McIntyre III as the Company’s Executive Vice President, IMES. During the term of his employment, Mr. McIntyre will earn an annual base salary of $300,000. In addition to his base salary, he will be entitled to an annual bonus equal to 20% of the EBITDA of IMES provided that the EBITDA of the business is at least $2.0 million inclusive of the bonus payment. The annual bonus payment will terminate after five years.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting. The unaudited pro forma condensed combined balance sheet as of May 30, 2015, is presented as if the acquisition of IMES had occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended May 30, 2015, is presented as if the IMES acquisition had occurred on June 1, 2014.

The unaudited pro forma condensed combined statement of operations includes IMES’ statement of income from April 1, 2014, through March 31, 2015, and the Company’s statement of income from its fiscal year beginning June 1, 2014, and ended May 30, 2015. The unaudited pro forma condensed combined balance sheet includes IMES’ balance sheet as of March 31, 2015, and the Company’s balance sheet as of May 30, 2015. The unaudited pro forma condensed combined financial information should be read in conjunction with a) the Company’s Annual Report on Form 10-K for the year ended May 30, 2015, and (b) with IMES’ historical financial statements and notes thereto included in the Company’s Current Report on Form 8-K/A to which this document is filed as an exhibit. Certain reclassifications were made to the overall presentation of the historical IMES financial statements to conform to the Company’s presentation. The Company’s unaudited condensed combined balance sheet as of August 29, 2015, reflects the impact of the acquisition and an estimate of the purchase price allocation, and is included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 29, 2015.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the acquisition of IMES had been consummated on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of the Company. No effect has been given in the unaudited pro forma condensed combined financial information for the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. The detailed valuation studies necessary to arrive at the required fair market value of the IMES assets to be acquired and the related allocations of the purchase price have not been fully completed as of the date of this filing. The purchase price has been allocated to the assets acquired based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Therefore, the actual amounts recorded as of the completion of the analysis might differ materially from the information presented in the unaudited pro forma condensed combined financial statements. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Richardson Electronics, Ltd.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of the Fiscal Year Ended May 30, 2015
(amounts in thousands)

	FY 2015
	Richardson	IMES (1)	Notes	Pro Forma Adjustments	Proforma
Assets
Current Assets
Cash and cash equivalents	$74,535	$331	(A)	$(12,540)	$62,326
Accounts Receivable, net	20,753	806			21,559
Inventories	38,769	1,923			40,692
Prepaid expenses and other assets	1,696	37	(A)	(37)	1,696
Deferred Income Taxes	804				804
Income tax receivable	929				929
Investments - current	23,692				23,692
Total current assets	161,178	3,097		(12,577)	151,698

Property, Plant and Equipment, Net	10,081	437	(B)	(207)	10,311
Other intangibles, net	743		(C)	3,400	4,143
Goodwill	—		(C)	5,850	5,850
Non-Current Deferred Income Taxes	1,443				1,443
Investments - non-current	11,549				11,549
Total non-current assets	23,816	437		9,043	33,296

TOTAL ASSETS	$184,994	$3,534		$(3,534)	$184,994

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$15,768	$323	(D)	$(323)	$15,768
Accrued Liabilities	10,144	413	(D)	(413)	10,144
Total current liabilities	25,912	736		(736)	25,912

Non-current deferred income tax liabilities	1,209				1,209
Other non-current Liabilities	1,221	369	(D)	(369)	1,221
Total non-current liabilities	2,430	369		(369)	2,430

Total Liabilities	28,342	1,105		(1,105)	28,342

Total Stockholders' Equity	156,652	2,429	(G)	(2,429)	156,652

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$184,994	$3,534		$(3,534)	$184,994

(1) As of March 31, 2015 for IMES

Richardson Electronics, Ltd.
Unaudited Pro Forma Condensed Combined Statement of Operations
For Fiscal Year Ended May 30, 2015
(amounts in thousands, except share and per share amounts)

	FY 2015
	Richardson	IMES (1)	Notes		Pro Forma Adjustments	Proforma
Net sales	$136,957	$9,179				$146,136
Cost of sales	95,819	5,134				100,953
Gross margin	41,138	4,045			—	45,183
Selling, general, and administrative expenses	49,229	2,608	(E)	(I)	322	52,159
(Gain) loss on disposal of assets	(5)	(2)				(7)
Operating Income (Loss)	$(8,086)	$1,439			$(322)	$(6,969)

Other (income) expense
Interest (income) expense	(999)	35	(H)		(2)	(966)
Foreign exchange (gain) loss	(185)	—				(185)
Other, net	92	(59)				33
Total other (income) expense	(1,092)	(24)			(2)	(1,118)

Income (loss) from continuing operations before income taxes	(6,994)	1,463			(320)	(5,851)

Income tax provision (benefit)	(1,466)	—	(F)			(1,466)
Income (loss) from continuing operations	$(5,528)	$1,463			$(320)	$(4,385)

Net Income (loss) from continuing operations per share
Per common share - basic	$(0.41)					$(0.32)
Per common share - diluted	$(0.41)					$(0.32)
Per Class B common shares - basic	$(0.36)					$(0.29)
Per Class B common shares - diluted	$(0.36)					$(0.29)

Weighted average number of shares
Common shares - basic	11,682					11,682
Common shares - diluted	11,682					11,682
Class B common shares - basic	2,151					2,151
Class B common shares - diluted	2,151					2,151

(1) Statement of Income information for IMES is for the period from April 1, 2014, to March 31, 2015.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Amounts in thousands

1.

Description of Transaction

On June 15, 2015, Richardson Electronics, Ltd (“the Company”) acquired certain assets of International Medical Equipment and Services, Inc. (“IMES”), pursuant to the terms of the Purchase Agreement (“Agreement”).

IMES, based in South Carolina, provides reliable, cost-saving solutions worldwide for major brands of CT and MRI equipment. This acquisition positions Richardson Healthcare to provide cost effective diagnostic imaging replacement parts and training to hospitals, diagnostic imaging centers, medical institutions, and independent service organizations. IMES offers an extensive selection of replacement parts, as well as an interactive training center, on-site test bays and experienced technicians who provide 24/7 customer support. Replacement parts are readily available and triple tested to provide peace of mind when uptime is critical. IMES core operations will remain in South Carolina. Richardson Healthcare will expand IMES' replacement parts and training offerings geographically leveraging the Company’s global infrastructure.

The consideration paid by the Company to IMES at closing was $12.2 million in cash. This includes the purchase of inventory, receivables, fixed assets, and certain other assets of the company. The Company did not acquire any liabilities of IMES. The total consideration paid excludes transaction costs and is subject to post-close adjustments.

In connection with the Agreement, the Company also entered into an Employment, Non-Disclosure, and Non-Compete Agreement (“Employment Agreement”) with Lee A. McIntyre III as the Company’s Executive Vice President, IMES. During the term of his employment, Mr. McIntyre will earn an annual base salary of $300,000. In addition to his base salary, he will be entitled to an annual bonus equal to 20% of the EBITDA of IMES provided that the EBITDA of the business is at least $2.0 million inclusive of the bonus payment. The annual bonus payment will terminate after five years.

2.

Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting. The unaudited pro forma condensed combined balance sheet as of May 30, 2015 is presented as if the acquisition of IMES had occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended May 30, 2015 is presented as if the IMES acquisition had occurred on June 1, 2014.

The unaudited pro forma condensed combined statement of operations includes IMES’ statement of income from April 1, 2014, through March 31, 2015, and the Company’s statement of income from its fiscal year beginning June 1, 2014, and ended May 30, 2015. The unaudited pro forma condensed combined balance sheet includes IMES’ balance sheet as of March 31, 2015, and the Company’s balance sheet as of May 30, 2015. The unaudited pro forma condensed combined financial information should be read in conjunction with a) the Company’s Annual Report on Form 10-K for the year ended May 30, 2015, and (b) with IMES’ historical financial statements and notes thereto included in the Company’s Current Report on Form 8-K/A to which this document is filed as an exhibit. Certain reclassifications were made to the overall presentation of the historical IMES financial statements to conform to the Company’s presentation. The Company’s unaudited condensed combined balance sheet as of August 29, 2015, reflects the impact of the acquisition and an estimate of the purchase price allocation, and is included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 29, 2015.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the acquisition of IMES had been consummated on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of the Company. No effect has been given in the unaudited pro forma condensed combined financial information for the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. The detailed valuation studies necessary to arrive at the required fair market value of the IMES assets to be acquired and the related allocations of the purchase price have not been fully completed as of the date of this filing. The purchase price has been allocated to the assets acquired based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Therefore, the actual amounts recorded as of the completion of the analysis might differ materially from the information presented in the unaudited pro forma condensed combined financial statements. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

3.

Assets Acquired

The estimated fair value of assets for the IMES transaction, reconciled to the consideration transferred, are provided below and are presented as if the acquisition had occurred on May 30, 2015.

Accounts receivable	$806
Inventories	1,923
Property, plant and equipment	230
Goodwill	5,850
Other intangibles	3,400
Purchase Price	$12,209

4.

Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction; Note 2. Basis of Presentation; and Note 3. Assets Acquired.

Adjustments under the heading “Pro Forma Adjustments” represent the following:

A.	To eliminate the cash and prepaid assets that were not acquired from IMES and reflect the purchase price of $12.2 million.

B.	To eliminate the net book value of automobiles of $0.2 million that were not part of the purchase price.

C.	To record the definite-lived intangibles and goodwill acquired and the incremental amortization expense. The following is a summary of the acquired intangible assets preliminary fair value and average amortization periods:

	Fair Value	Average Amortization Period	Estimated Annual Amortization Expense
Trade Name	$700	3 years	$233
Customer Relationships	2,500	20 years	125
Technology	200	10 years	20
Total	$3,400		$378

D.	To eliminate the current and non-current liabilities not assumed with the acquisition.

E.	To include the full year of amortization expense of $0.4 million, offset with the depreciation expense of the automobiles of less than $0.1 million which were not included with the acquired assets.

F.	There is no tax provision to record for IMES as the Company has a net operating loss carryforward to offset the $1.4 million of net income from IMES.

G.	To eliminate IMES equity as of the date of the acquisition.

H.	To adjust for foregone interest income of $33 thousand on cash paid for the acquisition of $12,209. The estimated amount of foregone interest is based on an estimated 27 basis points based on average available short-term interest rates during such time. Also included in this adjustment is interest expense of $35 thousand that relates to the debt of IMES which was not acquired.

I.	The Employment Agreement with the Company’s Executive Vice President of IMES includes an annual bonus equal to 20% of the EBITDA of IMES provided that the EBITDA is at least $2 million inclusive of the bonus payment. The bonus payments will be expensed as earned. The annual bonus payment will terminate after five years. The potential compensation expense resulting from the bonus arrangement is not reflected in the pro forma condensed combined statement of operations because the ultimate level of such expense for any period is currently not factually supportable.